UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report December 2, 2005

(Date of earliest event reported) (November 29, 2005)

PETRO STOPPING CENTERS, L.P.

Exact Name of Registrant as Specified in its Charter

Delaware	1-13018	74-2628339
State or Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

6080 Surety Dr.
El Paso, Texas	79905
Address of Principal Executive Offices	Zip Code

(915) 779-4711

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 29, 2005, Petro Stopping Centers, L.P. (the “Company”) entered into an Amendment No. 1 to Lease Agreement (the “Amendment”) to be effective July 1, 2005, which amends that certain Lease Agreement (the “Lease”) by and between Petro Truckstops, Inc., a Delaware corporation, dated November 12, 1998, to be effective July 1, 1999, pertaining to real property and improvements located at the Petro Stopping Center in Shreveport, Louisiana, and more particularly described in the Lease. A copy of the Amendment is furnished as Exhibit 10.37 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company entered into an Amendment No. 1 to Master Supply Contract for Resale of Oils and Greases (the “Amendment No. 1”) to be effective July 1, 2005, which amends certain terms, conditions, and provisions of that certain Master Supply Contract for Resale of Oils and Greases (the “Supply Contract”) between ExxonMobil Oil Corporation (formerly known as Mobil Oil Corporation), dated July 23, 1999. A copy of the Amendment No. 1 is furnished as Exhibit 10.38 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits:

10.37	Amendment No. 1 to Lease Agreement by and between Petro Stopping Centers, L.P. and Petro Truckstops, Inc.

10.38	Amendment No. 1 to Master Supply Contract for Resale of Oils and Greases between ExxonMobil Oil Corporation and Petro Stopping Centers, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRO STOPPING CENTERS, L.P. (Registrant)

Date: December 2, 2005	By:	/s/ Edward Escudero
Edward Escudero
Chief Financial Officer and Secretary
(On behalf of the Registrant and as Registrant’s
Principal Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.37*	Amendment No. 1 to Lease Agreement by and between Petro Stopping Centers, L.P. and Petro Truckstops, Inc.

10.38*	Amendment No. 1 to Master Supply Contract for Resale of Oils and Greases between ExxonMobil Oil Corporation and Petro Stopping Centers, L.P.

*	Filed herewith